Exhibit 3 (i) .2

                        CERTIFICATE OF DESIGNATION,
                    PREFERENCES AND RIGHTS OF SERIES B
                      ESOP CONVERTIBLE PREFERRED STOCK
                                   of
                           MOBIL CORPORATION

    Pursuant to Section 151 of the General Corporation Law

                   of the State of Delaware


     We, the undersigned, duly authorized officers of Mobil Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors and the Executive Committee of the said Board of Directors "hereunto duly authorized adopted a resolution, attached hereto and made a part hereof as Exhibit A, creating a series of 191,062 shares of Preferred Stock of the par value of $1.00 per share designated as Series B ESOP Convertible Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 22nd day of November, 1989.


                         /s/ Allen E. Murray
                         Allen E. Murray,
                         Chairman of the Board of Directors,
                         President and Chief Executive Officer

ATTEST:

/s/ Dede T. Bartlett
Dede T. Bartlett,
Secretary

                           EXHIBIT A

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     SERIES B ESOP CONVERTIBLE PREFERRED STOCK

1. Designation and Issuance
     (A) The shares of such series shall be designated SERIES B ESOP CONVERTIBLE PREFERRED STOCK (hereinafter referred to as "Series B Preferred Stock") and the number of shares constituting such series shall be 191,062. Such number of shares may be increased or decreased by resolution of the Board of Directors, but no such decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of any rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. All shares of Series B Preferred Stock redeemed or purchased by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of preferred stock.
     (B) Shares of Series B Preferred Stock shall be issued only to a trustee or trustees acting on behalf of an employee stock ownership trust or plan or other employee benefit plan ("Plan") of the Corporation or its wholly owned subsidiary Mobil Oil Corporation ("Mobil Oil"). In the event of any sale, transfer or other disposition (hereinafter a "transfer") of shares of Series B Preferred Stock to any person other than (x) any trustee or trustees of the Plan and (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the Plan or to any trustee or trustees acting on behalf of the Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock at the Conversion Price (as hereinafter defined) and on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted, provided, however, that in the event of a foreclosure or other realization upon shares of Series B Preferred Stock pledged as security for any loan or loans made to the Plan or to the trustee or the trustees acting on behalf of the Plan, the pledged shares so foreclosed or otherwise realized upon shall (subject to the holder's right of redemption set forth in paragraph 7(B) hereof) be automatically converted into shares of Common Stock at the Conversion Price and on the terms otherwise provided for conversions of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof. In the event of such a conversion, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Series B Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Series B Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Section 1, shares of Series B Preferred Stock(I) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

2. Dividends and Distributions.
     (A)(1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Regular Preferred Dividends") in an amount per share initially equal to $600. per share per annum, subject to adjustment from time to time as hereinafter provided, and no more, except as provided in paragraph (A)(2) of this Section 2 (such amount, as adjusted from time to time, being hereinafter referred to as the "Regular Preferred Dividend Rate"), payable semiannually in arrears, one-half on the last day of February, and one-half on the last day of August of each year (each a "Dividend Payment Date") commencing on February 28, 1990, to holders of record at the start of business on such Dividend Payment Date. Regular Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Regular Preferred Dividends shall accrue on a daily basis, based on the Regular Preferred Dividend Rate in effect on such date, whether or not the Corporation shall have earnings or surplus at the time, computed on the basis of a 360-day year of 30-day months in case of any period less than a full semiannual period. Accrued but unpaid Regular Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Regular Preferred Dividends.

     (2) In the event that for any period of six (6) months preceding any Dividend Payment Date the aggregate fair value (as determined by the Board of Directors) of all dividends and other distributions declared per share of Common Stock during such six month period multiplied by the number of shares of Common Stock into which a share of Series B Preferred Stock was convertible on the appropriate dividend payment date for the Common Stock shall exceed the amount of the Regular Preferred Dividends accrued on a share of Series B Preferred Stock during such six month period, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends (the "Supplemental Preferred Dividends") in an amount per share (with appropriate adjustments to reflect any stock split or combination of shares or other adjustment provided for in paragraph 9) equal to the amount of such excess up to but not exceeding (x) the product of twelve and one-half per cent (12.5) times the average of the Fair MarketValues of the number of shares of Common Stock into which a share of Series B Preferred Stock was convertible on the day next preceding the ax-dividend date for each such dividend and the distribution date for each such distribution on the Common Stock of the Corporation minus (y) such amount of accrued Regular Preferred Dividends. The calculation of each Supplemental Preferred Dividend shall be subject to adjustment corresponding to the adjustments provided in Section 9 hereof. Supplemental Preferred Dividends shall accrue and cumulate as of the close of each relevant six month period and shall be payable on the Dividend Payment Date next following the close of any such six month period, but no interest shall accrue on accumulated but unpaid Supplemental Preferred Dividends and no Supplemental Preferred Dividends shall accrue in respect of any period of less than six months.
     (B)(1) No full dividends shall be declared or paid or set apart for payment on any shares ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock, for any period unless full cumulative dividends (which for all purposes of this resolution shall include Regular Preferred Dividends and Supplemental Preferred Dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Payment Dates occurring on or prior to the date of payment of such full dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series B Preferred Stock and any other shares ranking, as to dividends, on a parity with Series B Preferred Stock, all dividends declared upon shares of Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Series B Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Series B Preferred Stock and such other parity shares bear to each other. Except as otherwise provided herein, holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Series B Preferred Stock.
     (B)(2) So long as any shares of Series B Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other shares ranking junior to Series B Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (B) (1) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other shares ranking junior to or on a parity with Series B Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other shares of the Company ranking junior to or on a parity with Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking junior to Series B Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid. In no event shall the foregoing requirement regarding the payment of full cumulative dividends on all outstanding shares of Series B Preferred Stock apply to (x) any redemption of rights pursuant to the Rights Agreement (as hereinafter defined) or any successor rights agreement to the Rights Agreement which is designated as such by the Board of Directors and (y) any issuance to the holders of such rights of any rights in addition thereto or in substitution or exchange therefor.


     (3) Any dividend payment made on shares of Series B
Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of Series B Preferred Stock.

3. Liquidation Preference

     (A) In the event of any dissolution or liquidation of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to Series B Preferred Stock upon dissolution or liquidation, the holders of Series B Preferred Stock shall be entitled to receive the Liquidation Price (as hereinafter defined) per share in effect at the time of dissolution or liquidation plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payments. The Liquidation Price per share which holders of Series B Preferred Stock shall receive upon dissolution or liquidation shall be $7,775 , subject to adjustment as hereinafter provided. If, upon any dissolution or liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares ranking as to dissolution or liquidation, on a parity with Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other shares ratably in accordance with the respective amounts which would be payable on such shares of Series B Preferred Stock and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution or liquidation, voluntary or involuntary.

     (B) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series B Preferred Stock upon dissolution or liquidation, upon any dissolution or liquidation of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Stock as provided in this Section 3, but not prior thereto, any other series or class or classes of stock ranking junior to Series B Preferred Stock upon dissolution or liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series B Preferred Stock shall not be entitled to share therein.

4. Ranking and Voting of Shares.

     (A) Any shares of the Corporation shall be deemed to rank:

     (1) prior to Series B Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of Series B Preferred Stock; (2) on a parity with Series B Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of Series B Preferred Stock, if the holders of such class of stock and Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in proportion to their respective dividend or liquidation amounts, as the case may be, without preference or priority one over the other, and

     (3) junior to Series B Preferred Stock as to dividends or as to the distribution of assets upon dissolution or liquidation, if such shares shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of such shares. The Series A Junior Participating Preferred Stock created by resolution of the Board of Directors on April 25, 1986 is and shall be junior to Series B Preferred Stock as to dividends and the distribution of assets upon dissolution or liquidation. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, or in a Certificate of Designation, Preferences and Rights relating to any subsequent series of preferred stock, the Series B Preferred Stock shall rank junior to all series of the Corporation's preferred stock, other than the Series A Junior Participating Preferred Stock referred to above, as to dividends and the distribution of assets upon dissolution or liquidation.


     (B) The holders of shares of Series B Preferred Stock shall have the following voting rights:

     (1) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the number of votes of the Series B Preferred Stock shall also be correspondingly adjusted.

     (2) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action, including the issuance of any preferred stock now or hereafter authorized; provided, however, that the vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to approve any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation or any alteration, amendment or repeal of any provision of the resolutions relating to the designation, preferences and rights of Series B Preferred Stock (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the Series B Preferred Stock so as to affect them adversely.

     5. Conversion into Common Stock.

     (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7, or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Series B Preferred Stock may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series B Preferred Stock shall be $77.75 subject to adjustment as hereinafter provided; that is, a conversion rate initially equivalent to 100 shares of Common Stock for each share of Series B Preferred Stock, which is subject to adjustment as hereinafter provided.

     (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender, if certificated, the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto, at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify
(I) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the Common Stock and any shares of Series B Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of a confirmation of such conversion, if uncertificated, or any new certificates which may be issued upon such conversion if certificated.

     (C) Upon surrender, if certificated, of a certificate representing a share or shares of Series B Preferred Stock for conversion, or if uncertificated, of a duly executed stock power relating thereto, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, if certificated, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee, if certificated, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted, or if uncertificated, confirmation of the number of shares of Series B Preferred Stock which shall not have been converted.
     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (I) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof if certificated or confirmation if uncertificated or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the shares of Series B Preferred Stock to be converted. On and after the effective date of conversion, the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding.

     (G) Whenever the Corporation shall issue shares of Common Stock upon any conversion of shares of Series B Preferred Stock as contemplated by this Section 5, the Corporation shall issue together with each such share of Common Stock such number of rights to purchase Series A Junior Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement, dated as of April 25, 1986, between the Corporation and The Chase Manhattan Bank, N.A., as Rights Agent, as such agreement may from time to time be amended (the "Rights Agreement.), as may be provided for in the Rights Agreement, or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable or tradeable separately from the Common Stock at such time, but only if such rights are outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired or been redeemed.

     6. Redemption at the Option of the Corporation.
     (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after November 22, 1999 (or on or before November 22, 1999 if permitted by paragraph (C) or (D) of this
Section 6), out of funds legally available therefor, at the following redemption prices per share (or if pursuant to paragraph (C) of this Section 6, at the redemption price set forth therein):


During
the
Twelve
Month
Period
Begin-
ning
Novem-    Price Per
ber 22,     Share

1989      107.75% of Liquidation Price in effect on date fixed for redemption
1990      106.975%       "                   "
1991      106.2%         "                   "
1992      105.425%       "                   "
1993      104.65%        "                   "
1994      103.875%       "                   "
1995      103.1%         "                   "
1996      102.325%       "                   "
1997      101.55%        "                   "
1998      100.775%       "                   "

and thereafter at 100% of the Liquidation Price per share in effect on the date fixed for redemption, plus, in each case (including in the case of redemptions pursuant to paragraph (C) or (D) of this Section 6), an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

     (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each notice shall state: (I) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificates, if certificated, for any shares so called for redemption, or upon the date fixed for redemption if uncertificated such shares if not previously converted shall be redeemed by the Corporation on the date fixed for redemption and at the redemption price set forth in this Section 6.

     (C) In the event (i) of a change in the federal tax law or regulations of the United States of America or of an interpretation or application of such law or regulations or of a determination by a court of competent jurisdiction, which in any case has the effect of precluding the Corporation from claiming (other than for purposes of calculating any alternative minimum tax) any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") as in effect on the date shares of Series B Preferred Stock are initially issued, or (ii) that the Corporation certifies to the holders of the Series B Preferred Stock that the Corporation has determined in good faith that the plan either is not qualified within the meaning of Section 401(a) of the Code or is not an "employee stock ownership plan" within the meaning of 4975(e)(7) of the Code, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in para-graph (A) of this Section 6, at any time within one year of the occurrence of such event, elect either to (a) redeem any or all of such Series B Preferred Stock for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, as permitted by Paragraph (E} of this Section 6, at a redemption price equal to the higher of (x) the Liquidation Price per share on the date fixed for redemption or (y) the Fair Market Value (as defined in paragraph 9(G)(2)) of the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible at the time the notice of such redemption is given, plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, or (b) exchange any or all of such shares of Series B Preferred Stock for securities of comparable value (as determined by an independent appraiser) that constitute "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of
Section 409(1, of the Code and Section 407(d)(5) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or any successor provisions of law.

     (D) Notwithstanding anything to the contrary in paragraph
(A) of this Section 6, in the event that the Employees Savings Plan of Mobil Oil is terminated or the Employee Stock Ownership Plan incorporated therein is terminated or eliminated from such Plan, the Corporation may, in its sole discretion, call for redemption of any or all of the then outstanding Series B Preferred Stock at a redemption price calculated on the basis of the redemption prices provided in paragraph (A) of this
Section 6, increased, in each such case, by 50% of the amount thereof in excess of 100%.

     (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of

Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value as defined in paragraph 9(G)(2)); provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding the date of redemption.

7. Redemption at the Option of the Holder.

     (A) Unless otherwise provided by law, shares of Series B Preferred Stock shall be redeemed by the Corporation out of funds legally available therefor for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph
(E) of Section 6, at a redemption price equal to the higher of
(x) the Liquidation Price per share in effect on the date fixed for redemption or (y) the Fair Market Value of the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible at the time the notice of such redemption is given plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice of redemption, when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Employee Stock Ownership Plan incorporated in the Employee Savings Plan of Mobil Oil, or any successor plan or when the holder elects to redeem shares of Series B Preferred Stock in respect of any Regular or Supplemental Preferred Dividend (a "Dividend Redemption"). In the case of any Dividend Redemption, such holder shall give the notice specified above within five (5) business days after the related Dividend Payment Date and such redemption shall be effective as to such number of shares of Series B Preferred Stock as shall equal (x) the aggregate amount of such Regular or Supplemental Preferred Dividend with respect to shares of Series B Preferred Stock allocated or credited to the accounts of participants in the Employee Stock Ownership Plan incorporated in the Employees Savings Plan of Mobil Oil, or any successor plan divided by (y) the redemption price specified above.

     (B) Shares of Series B Preferred Stock shall be redeemed by the Corporation out of funds legally available there for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (E) of Section 6, at a redemption price equal to the Liquidation Price plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled, upon acceleration or otherwise) upon any obligations of the trust established under the Employee Stock Ownership Plan incorporated in the Employee Savings Plan of Mobil Oil in connection with the acquisition of Series B Preferred Stock or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (ii) when and if it shall be established to the satisfaction of the holder that the Plan has not initially been determined by the Internal Revenue Service to be qualified as a stock bonus plan and an employee stock ownership plan within the meaning of Sections 401(a) or 4975(e)(7) of the Code, respectively.

8. Consolidation, Merger, etc.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Corporation) that constitute "qualifying employer securities" that are common stock with respect to a holder of Series B Preferred Stock within the meanings of
Section 409(1) of the Code and Section 407(d)(5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of Series B Preferred Stock of such holder shall be converted into or exchanged for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7, and 8 hereof), and the qualifications, limitations or restrictions thereon,that the Series B Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each share of stock into which the Series B Preferred Stock is so converted or for which it is exchanged shall be convertible, pursuant to the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted pursuant to Section 5 hereof immediately prior to such transaction and provided, further, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then such election shall be deemed to be solely for"qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of Series B Preferred Stock could have been converted pursuant to Section 5 hereof immediately prior to such transaction (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the Series B Preferred Stock as preferred shares of such successor resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all the terms of this paragraph 8(A) are complied with.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities that are common stock (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the conversion rate then in effect so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under Section 8(B) hereof, a cash payment equal to the redemption price specified in paragraph (A) of Section 6 in effect on the date of the consummation of such transaction plus an amount equal to all accrued (whether or not accumulated) and unpaid dividends. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business of the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

9. Anti-dilution Adjustments.

     (A)(1) Subject to the provisions of paragraph 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series B Preferred Stock in shares of Series B Preferred Stock (a "Special Dividend") in such a manner that a holder of Series B Preferred Stock will become a holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(A) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. A Special Dividend declared pursuant to this
Section 9(A)(1) shall be effective, upon payment of such dividend or distribution in respect of the Common Stock, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(A)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction.

     (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(A)(1) but shall not be required to call a special meeting of stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(A)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(A) Non-Dilutive Share Fraction and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(A)(2) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of holders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(A)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(A)(1) and the adjustment in the Conversion Price as provided in this paragraph 9(A)(2) will automatically be reversed and nullified prospectively.

     (3) Subject to the provisions of Section 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies) or otherwise, then, in such event, the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(A)(3) shall be given effect immediately as of the effective date of such combination.

     (B)(1) Subject to the provisions of paragraph 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock) for a consideration having a Fair Market Value (as hereinafter defined) per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series B Preferred Stock in shares of Series B Preferred Stock (a "Special Dividend") in such a manner that a holder of Series B Preferred Stock will become a holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of warrants or rights plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights and warrants. A Special Dividend declared pursuant to this Section 9(B)(It shall be effective upon such issuance of rights or warrants. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(B)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(B) Non-Dilutive Share Fraction.

     (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(B)(1) but shall not be required to call a special meeting of stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(B)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(B) Non-Dilutive Share Fraction and the Liquidation Price and the Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(B)(2) shall be given effect upon such issuance of rights or warrants. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(B)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(B)(1) and the adjustment in the Conversion Price as provided in this paragraph (9(B)(2) will automatically be reversed and nullified prospectively.

     (C)(1)(i) Subject to the provisions of paragraph 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (y) the Rights Agreement or any successor rights agreement to the Rights Agreement which is designated as such by the Board of Directors, or (z) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of such issuance, sale or exchange, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series B Preferred Stock in shares of Series B Preferred Stock (a "Special Dividend") in such a manner that a holder of Series B Preferred Stock will become the holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C)(l)(i) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock which could be purchased at the Fair
Market Value of a share of Common Stock at the time of such issuance, sale or exchange for the maximum aggregate consideration paid therefor.

     (ii) In the event that the Corporation shall, at any time or from time to time while any Series B Preferred Stock is outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock other than pursuant to (x) the Rights Agreement or any successor rights agreement to the Rights Agreement which is designated as such by the Board of Directors, (y) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted and (z) any dividend or distribution on shares of Common Stock contemplated in Section 9(A)(1)) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series B Preferred Stock in shares of Series B Preferred Stock (a "Special Dividend") in such a manner that a holder of Series B Preferred Stock will become the holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C)(l)(ii) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the total of (x) the maximum aggregate consideration payable at the time of the issuance, sale or exchange of such right or warrant and (y) the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

     (iii) A Special Dividend declared pursuant to this section

9(C)(1) shall be effective upon the effective date of such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(C)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(C)(l)(i) or Sec. 9(C) (l)(ii) Non-Dilutive Share Fraction, as the case may be.

     (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(C)(l)(i) or (ii) but shall not be required to call a special meeting of stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to any Special Dividend provided in paragraph 9(C)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(C)(l)(i) or Sec. 9(C)(l)(ii) Non-Dilutive Share Fraction, as the case may be, and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(C)(2) shall be given effect upon the effective date of such issuance, sale or exchange. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(C)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(C)(1) and the adjustment in the Conversion Price as provided in this paragraph 9(C)(2) will automatically be reversed and nullified prospectively.

     (D)(1) Subject to the provisions of paragraph 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including capitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend of Series B Preferred Stock (a "Special Dividend") in such a manner that a holder of Series B Preferred Stock will become a holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec.9(D) Non-Dilutive

Share Fraction"), the numerator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ax-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date "including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rate Repurchase, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or, in the case of an Extraordinary Distribution, the announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time. Concurrently with the Special Dividend paid pursuant to this paragraph 9(D)(1), the Conversion Price, the Liquidation Price and the Regular
Preferred Dividend Rate of all shares of Series B Preferred stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(D) Non-Dilutive Share Fraction determined pursuant to this paragraph
9(D)(1).

     (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(D)(1) but shall not be required to call a special meeting of stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(D)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(D) Non-Dilutive Share Fraction, and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(D)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(D)(1) and the adjustment in the Conversion Price as provided in this paragraph 9(D)(2) will automatically be reversed and nullified prospectively.

     (E) Notwithstanding any other provision of this Section 9, the Corporation shall not be required to make (i) any Special Dividend or any adjustment of the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Series B Preferred Stock outstanding, or, (ii) if no additional shares of Series B Preferred Stock are issued, any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at lease one percent (1%) of the number of Series B Preferred Shares outstanding or, if no additional shares of Series B Preferred Stock are being issued, an increase or decrease of at least one percent (1%) of the Conversion Price, whichever the case may be.

     (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the number of shares of Series B Preferred Stock outstanding or the Conversion Price pursuant to the foregoing provisions of this
Section 9, the Board of Directors of the Corporation may, in its sole discretion, consider whether such action is of such a nature that some type of equitable adjustment should be made in respect of such transaction. If in such case the Board of

Directors of the Corporation determines that some type of adjustment should be made, an adjustment shall be made effective as of such date as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether some type of adjustment should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

     (G) For purposes hereof, the following definitions shall apply:

     (1) "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) of (i) cash or (ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof, where the aggregate amount of such cash dividend or other distribution together with the amount of all cash dividends and other distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer) made during such period, exceeds twelve and one-half percent (12.5) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ax-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or

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other distributions which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9, but shall exclude the aggregate amount of regular quarterly dividends declared by the Board of Directors and paid by the Corporation in such twelve month period.

     (2) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or , in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the board of Directors of the Corporation on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five consecutive trading days, selected by the Board of Directors of the Corporation, during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors of the Corporation.

     (3) "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any

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security convertible into or exchangeable for shares of Common
Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights or warrants (including upon the conversion or exchange of all such convertible or exchangeable securities). whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

     (4) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to
Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock, provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule lOb-18 as in effect under the Exchange Act on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (H) Whenever an adjustment increasing the number of shares of Series B Preferred Stock outstanding is required pursuant hereto, the Board of Directors shall take action as is necessary so that a sufficient number of shares of Series B

Preferred Stock are designated with respect to such increase resulting from such adjustment. Whenever an adjustment to the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate of the Series B Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, if there be one, and with the Treasurer of the Corporation, a statement signed by the Treasurer or any Assistant Treasurer of the Corporation stating the adjusted Conversion Price, Liquidation Price and Regular Preferred Dividend Rate determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the number of shares of Series B Preferred Stock outstanding, the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate, the Corporation shall mail a notice thereof and of the then prevailing number of shares of Series B Preferred Stock outstanding, the Conversion Price the Liquidation Price and the Regular Preferred Dividend Rate to each holder of shares of Series B Preferred Stock.

10. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed:
(i) if to the Corporation, to its office at 150 East 42nd Street, New York, New York New York 10017 (Attention:
Treasurer) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The term "Common Stock" as used herein means the Corporation's Common Stock, par value $2.00 per share, as the same exists at the date of filing of the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to without par value, or from without par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any shares of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the anti-dilution provisions contained in Section 9 hereof shall apply in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock, and the provisions of Sections l through 8 and 10 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant thereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.